UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of GenMark Diagnostics, Inc. (the “Company”) was held on June 6, 2012. Of the 21,134,078 shares, or approximately 90%, of the Company’s common stock outstanding as of the record date (April 18, 2012), 19,095,557 shares were represented at the Annual Meeting of Stockholders.

A description of each matter voted upon at the Annual Meeting of Stockholders is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2012. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.	The stockholders elected two Class II directors to hold office until the 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier death, resignation or removal, by the following votes:

Name of Directors Elected	For	Withhold
Kevin C. O’Boyle	9,597,563	5,044,627
Hany Massarany	14,632,380	9,810

The following individual is a continuing director with a term expiring upon the 2013 Annual Meeting of Stockholders: Christopher Gleeson.

The following individuals are continuing directors with terms expiring upon the 2014 Annual Meeting of Stockholders: Daryl J. Faulkner and James Fox, Ph.D.

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following vote:

For	Against	Abstain
19,057,934	32,889	4,734

3.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
14,616,728	17,065	8,397	4,453,367

No other items were presented for stockholder approval at the Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: June 7, 2012	/s/ Matthew R. Cohen
Matthew R. Cohen
Senior Vice President, General Counsel and Corporate Secretary